Exhibit 5.2

Morris, Nichols, Arsht & Tunnell llp

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

(302) 658-9200

(302) 658-3989 FAX

April 10, 2026

Expedia Group, Inc.

1111 Expedia Group Way W.

Seattle, WA 98119

Re:	The Transaction Documents (as defined below)

Ladies and Gentlemen:

We have acted as special Delaware counsel to Expedia Group, Inc., a Delaware corporation (“Expedia”), in connection with certain matters of Delaware law relating to:

I.	the Indenture dated as of February 21, 2025 (the “Base Indenture”) by and among Expedia, as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”);

II.	the Third Supplemental Indenture dated as of April 10, 2026 by and among Expedia, as issuer, and the Trustee, as trustee (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

III.	the 5.500 % Global Note dated April 10, 2026 issued by Expedia in favor of the Trustee, as trustee, represented by Certificate No. 001 in the aggregate principal amount of $500,000,000 (the “Certificate No. 001 Note”); and

IV.	the 5.500 % Global Note dated April 10, 2026 issued by Expedia in favor of the Trustee, as trustee, represented by Certificate No. 002 in the aggregate principal amount of $500,000,000 (the “Certificate No. 002 Note” and, together with the Certificate No. 001 Note, the “Senior Notes”, and together with the Indenture, the “Transaction Documents” and each, individually, a “Transaction Document”).

Expedia Group, Inc.

April 10, 2026

In rendering this opinion, we have examined and relied on copies of the following documents in the form provided to us:

A.	the Indenture;

B.	the Senior Notes;

C.	the Expedia Registration Statement on Form S-3 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2025 under the Securities Act of 1933, as amended (the “Securities Act”);

D.	the Governing Documents (as identified and defined in Annex A hereto);

E.	Resolutions of the Board of Directors of Expedia (the “Board”) adopted at a meeting of the Board held on December 16, 2025;

F.	the Unanimous Written Consent of the Executive Committee of the Board, dated April 6, 2026 (the “Authorizing Resolutions”);

G.	Resolutions of the Board adopted at a meeting of the Board held on August 8, 2005, relating to the Executive Committee of the Board;

H.	one or more certificates of an officer of Expedia dated on or about the date hereof; and

I.	a certification of good standing of Expedia obtained as of a recent date from the Office of the Secretary of State of the State of Delaware (the “State Office”).

In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion:

i.	except to the extent addressed by our opinion in paragraph 1 below, the due incorporation, formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective incorporation, formation or organization;

ii.	except to the extent addressed by our opinion in paragraph 3 below, the due authorization, authentication, adoption, approval, certification, acknowledgement, execution, filing, indexing and delivery, as applicable, of each of the above-referenced documents by each of the signatories thereto;

Expedia Group, Inc.

April 10, 2026

iii.	that the consummation of the transactions contemplated by each of the Transaction Documents does not constitute a “business combination” (as defined in Section 203 of the Delaware General Corporation Law (the “DGCL”)) with an “interested stockholder” (as defined in Section 203 of the DGCL); and

iv.	that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced.

We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents, facts or circumstances contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

We have been retained to act as special Delaware counsel in connection with the Transaction Documents. We are not regular counsel to Expedia, and we are not generally informed as to their business affairs. With respect to our opinions below, we note that each Transaction Document is, by its terms, governed by and construed in accordance with the laws of the State of New York and, for purposes of our opinions, we have assumed that each Transaction Document will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any matter of the laws of the State of New York or any legal standards or concepts under the laws of the State of New York (or any other law other than Delaware law).

Based upon and subject to the foregoing and to the further assumptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

1.	Expedia is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.	Expedia has the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder.

3.	The Senior Notes have been duly authorized by Expedia, and the Indenture has been duly authorized, executed and delivered by Expedia.

Expedia Group, Inc.

April 10, 2026

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We understand that the firm of Wachtell, Lipton, Rosen & Katz (“WLRK”) wishes to rely as to certain matters of Delaware law on the opinions expressed herein in connection with the delivery of its opinion to you dated on or about the date hereof concerning the transactions contemplated hereby, and we hereby consent to such reliance. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including WLRK) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ R. Jason Russell

R. Jason Russell

ANNEX A

GOVERNING DOCUMENTS

The following documents are collectively referred to as the “Governing Documents” of Expedia:

A certified copy of the Certificate of Incorporation of Expedia (then named Expedia, Inc.) (attaching a Consent to Use of Name), filed in the State Office on April 18, 2005

A certified copy of the Amended and Restated Certificate of Incorporation of Expedia, filed in the State Office on August 8, 2005

A certified copy of the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Expedia, filed in the State Office on August 9, 2005

A certified copy of the Restated Certificate of Incorporation of Expedia, filed in the State Office on December 20, 2011

A certified copy of the Certificate of Amendment to the Restated Certificate of Incorporation of Expedia (reflecting a change in its name to Expedia Group, Inc.), filed in the State Office on March 26, 2018

A certified copy of the Restated Certificate of Incorporation of Expedia, filed in the State Office on March 26, 2018

A certified copy of the Amended and Restated Certificate of Incorporation of Expedia, filed in the State Office on December 3, 2019

A certified copy of the Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock, filed in the State Office on May 4, 2020

A certified copy of the Certificate of Elimination of Series A Preferred Stock, filed in the State Office on October 15, 2021

General Bylaws of Expedia, Amended and Restated as of December 13, 2023